State Street Institutional Investment Trust

One Congress Street

Boston, MA 02114

State Street Bank and Trust Company

One Congress Street

Boston, MA 02114

March 13, 2026

Ladies and Gentlemen:

Reference is made to the Amended and Restated Custodian Agreement between us dated February 14, 2001 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide notice of the creation of the following additional series of the State Street Institutional Investment Trust (the “Trust”) as presented in the following chart (the “New Fund”):

New Fund	Effective Date
State Street Federal Prime Retail Reserves Money Market Fund	March 13, 2026

In accordance with Section 18 of the Agreement, the Trust hereby requests that State Street Bank and Trust Company (the “Custodian”) act as Custodian with respect to the New Fund. As compensation for such services, you shall be entitled to receive from the New Fund the annual fee reflected on the fee schedule to the Agreement. The previous Exhibit B is hereby amended to include the change described above.

Please acknowledge receipt of this letter and your agreement below.

Very truly yours,

STATE STREET INSTITUTIONAL INVESTMENT TRUST

By:
Name:	Bruce S. Rosenberg
Title:	Treasurer

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Jason O’Neill
Title:	Managing Director

EXHIBIT B

PORTFOLIOS

State Street Aggregate Bond Index Fund

State Street Aggregate Bond Index Portfolio

State Street Balanced Index Fund

State Street Emerging Markets Equity Index Fund

State Street Equity 500 Index Fund

State Street Equity 500 Index II Portfolio

State Street Federal Government Money Market Fund

State Street Federal Prime Retail Reserves Money Market Fund

State Street Federal Treasury Money Market Fund

State Street Federal Treasury Plus Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund

State Street Global All Cap Equity ex-U.S. Index Portfolio

State Street Hedged International Developed Equity Index Fund

State Street Income Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Institutional US Government Money Market Fund

State Street International Developed Equity Index Fund

State Street® Prime Money Market ETF

State Street Small/Mid Cap Equity Index Fund

State Street Small/Mid Cap Equity Index Portfolio

State Street Stablecoin Reserves Money Market Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement 2070 Fund

State Street Target Retirement Fund

State Street Treasury Obligations Money Market Fund

State Street U.S. Core Equity Fund

Dated: March 13, 2026

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